As filed with the Securities and Exchange Commission on August 21, 2020

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

CORVEL CORPORATION

(Exact Name of Registrant as Specified in Its Charter)

Delaware	33-0282651
(State or Other Jurisdiction of Incorporation or Organization)	(IRS Employer Identification No.)

1920 Main Street, Suite 900

Irvine, California 92614

(Address of Principal Executive Offices) (Zip Code)

CORVEL CORPORATION RESTATED OMNIBUS INCENTIVE PLAN

(FORMERLY THE RESTATED 1988 EXECUTIVE STOCK OPTION PLAN)

(Full Title of the Plan)

Michael G. Combs

Chief Executive Officer and President

CorVel Corporation

1920 Main Street, Suite 900, Irvine, CA 92614

(Name and Address of Agent For Service)

(949) 851-1473

(Telephone Number, Including Area Code, of Agent For Service)

Copies of all communications to: Parker A. Schweich, Esq. Stradling Yocca Carlson & Rauth, P.C. 660 Newport Center Drive, Suite 1600 Newport Beach, CA 92660 (949) 725-4000

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐	Smaller reporting company	☐

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

CALCULATION OF REGISTRATION FEE

Title Of Securities To Be Registered	Amount To Be Registered (1)	Proposed Maximum Offering Price Per Share (2)	Proposed Maximum Aggregate Offering Price (2)	Amount Of Registration Fee
Common stock, $0.0001 par value, issuable pursuant to the CorVel Corporation Restated Omnibus Incentive Plan (Formerly The Restated 1988 Executive Stock Option Plan) (including associated preferred stock purchase rights)	750,000 shares	$81.32	$60,990,000	$7,916.51

(1)

Calculated pursuant to General Instruction E to Form S-8. Pursuant to Rule 416(a) promulgated under the Securities Act of 1933, as amended, this Registration Statement also covers any additional securities that may be offered or issued in connection with any stock dividend, stock split, recapitalization or any other similar transaction effected without the Registrant’s receipt of consideration which results in an increase in the number of outstanding shares of the Registrant’s common stock.

(2)

Estimated based upon the average of the high and low sales prices per share of the Registrant’s common stock on August 18, 2020, as reported on the NASDAQ Global Select Market, solely for the purpose of calculating the registration fee pursuant to Rules 457(h) and 457(c) promulgated under the Securities Act of 1933, as amended.

EXPLANATORY NOTE

Pursuant to General Instruction E to Form S-8, this Registration Statement on Form S-8 registers the offer and sale of an additional 750,000 shares of common stock, par value $0.0001 per share (the “Common Stock”), of CorVel Corporation (the “Company”) for issuance under the CorVel Corporation Restated Omnibus Incentive Plan (Formerly The Restated 1988 Executive Stock Option Plan) (the “Plan”). The Company has previously filed registration statements on Form S-8 (the “Prior Registration Statements”) relating to the Plan with the following file numbers: File No. 333-226825 (filed on August 13, 2018), File No. 333-144402 (filed on July 6, 2007), File No. 333-107428 (filed on July 29, 2003), File No. 333-58455 (filed on July 2, 1998), File No. 333-16379 (filed on November 19, 1996), File No. 333-94440 (filed on July 10, 1995), File No. 333-53684 (filed on October 22, 1992) and File No. 333-42424 (filed on August 26, 1991). On July 31, 2020, the stockholders of the Company approved an amendment to the Plan that increased the number of shares of Common Stock available under the Plan by an additional 750,000 shares to an aggregate of 20,615,000 shares. Accordingly, this Registration Statement is being filed to register the additional 750,000 shares of Common Stock.

Pursuant to General Instruction E of Form S-8, the contents of the Prior Registration Statements are incorporated herein by reference.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

CorVel Corporation (the “Registrant”) hereby incorporates by reference into this Registration Statement the following documents previously filed under File No. 000-19291 with the Securities and Exchange Commission (the “Commission”):

(a)	The Registrant’s Annual Report on Form 10-K for the fiscal year ended March 31, 2020 filed with the Commission on June 10, 2020;

(b)	The Registrant’s Amendment No. 1 to Annual Report on Form 10-K/A for the fiscal year ended March 31, 2020 filed with the Commission on August 21, 2020;

(c)	The Registrant’s Quarterly Report on Form 10-Q for the fiscal quarter ended June 30, 2020 filed with the Commission on August 6, 2020;

(d)	The Registrant’s Current Reports on Form 8-K filed with the Commission on April 3, 2020 (Item 8.01 only), August 4, 2020 (excluding the Form 8-K furnished on that date) and August 21, 2020;

(e)

The description of the Registrant’s common stock, par value $0.0001 per share, contained in the Registrant’s Registration Statement on Form 8-A filed with the Commission on May 16, 1991, including Amendment No. 1 thereto filed on June  28, 1991, Exhibit 4.2 to the Registrant’s Annual Report on Form 10-K for the fiscal year ended March 31, 2020 filed with the Commission on June 10, 2020, and any other amendments or reports filed for the purpose of updating such description; and

(f)

The description of the Registrant’s preferred stock purchase rights contained in the Registrant’s Registration Statement on Form 8-A filed with the Commission on February 25, 1997, including Amendment No. 1 thereto filed on May 24, 2002, Amendment No.  2 thereto filed on November 24, 2008, Exhibit 4.2 to the Registrant’s Annual Report on Form 10-K for the fiscal year ended March 31, 2020 filed with the Commission on June 10, 2020, and any other amendments or reports filed for the purpose of updating such description.

All reports and definitive proxy or information statements filed pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), after the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents. The Registrant expressly excludes from such incorporation information furnished pursuant to Item 2.02 or Item 7.01 of any Current Report on Form 8-K. Any document or any statement contained in a document incorporated or deemed to be incorporated herein by reference shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a subsequently filed document or a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated herein by reference modifies or supersedes such document or such statement. Any such document or statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 8. Exhibits.

Exhibit Number	Description of Exhibit

4.1	Instruments Defining the Rights of Stockholders. Reference is made to the Registrant’s Registration Statement on Form 8-A (File No. 000-19291), together with the amendments and exhibits thereto, which are incorporated herein by reference pursuant to Item 3(e) to this Registration Statement. (*Previously filed only in paper)

4.2	Instruments Defining the Rights of Stockholders. Reference is made to the Registrant’s Registration Statement on Form 8-A (File No. 000-19291), together with the amendments and exhibits thereto, which are incorporated herein by reference pursuant to Item 3(f) to this Registration Statement.

4.3	Amended and Restated Certificate of Incorporation of the Registrant. Incorporated by reference to Exhibit 3.1 to the Registrant’s Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2020 (File No. 000-19291) filed on August 6, 2020.

4.4	Amended and Restated Bylaws of the Registrant. Incorporated by reference to Exhibit 3.2 to the Registrant’s Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2020 (File No. 000-19291) filed on August 6, 2020.

4.5	Second Amended and Restated Preferred Shares Rights Agreement, dated as of November 17, 2008, by and between the Registrant and Computershare Trust Company, N.A., including the original Certificate of Designation, the Certificate of Designation Increasing the Number of Shares, the form of Right Certificate (as amended) and the Summary of Rights (as amended) attached thereto as Exhibits A-1, A-2, A-3, B and C, respectively. Incorporated herein by reference to Exhibit 4.1 to the Registrant’s Form 8-K (File No. 000-19291) filed on November 24, 2008.

5.1	Opinion and Consent of Stradling Yocca Carlson & Rauth, P.C.

23.1	Consent of Independent Registered Public Accounting Firm — Haskell & White LLP.

23.2	Consent of Stradling Yocca Carlson & Rauth, P.C. (contained in Exhibit 5.1 to this Registration Statement).

24.1	Power of Attorney. Reference is made to page II-6 of this Registration Statement.

99.1	CorVel Corporation Restated Omnibus Incentive Plan (Formerly The Restated 1988 Executive Stock Option Plan). Incorporated herein by reference to Exhibit 10.1 to the Registrant’s Form 8-K (File No. 000-19291) filed on August 4, 2020.

Item 9. Undertakings.

The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

Provided, however, that:

(A) Paragraphs (1)(i) and (1)(ii) above do not apply if the registration statement is on Form S–8, and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement; and

(B) Paragraphs (1)(i), (1)(ii) and (1)(iii) above do not apply if the registration statement is on Form S–3 or Form F–3 and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(C) Provided further, however, that paragraphs (1)(i) and (1)(ii) above do not apply if the registration statement is for an offering of asset-backed securities on Form S–1 or Form S–3, and the information required to be included in a post-effective amendment is provided pursuant to Item 1100(c) of Regulation AB.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) If the registrant is a foreign private issuer, to file a post-effective amendment to the registration statement to include any financial statements required by Item 8.A. of Form 20–F at the start of any delayed offering or throughout a continuous offering. Financial statements and information otherwise required by Section 10(a)(3) of the Act need not be furnished, provided that the registrant includes in the prospectus, by means of a post-effective amendment, financial statements required pursuant to this paragraph (a)(4) and other information necessary to ensure that all other information in the prospectus is at least as current as the date of those financial statements. Notwithstanding the foregoing, with respect to registration statements on Form F–3, a post-effective amendment need not be filed to include financial statements and information required by Section 10(a)(3) of the Act if such financial statements and information are contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Form F–3.

(5) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i) If the registrant is relying on Rule 430B:

(A) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; or

(ii) If the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(6) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:

The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Irvine, State of California, on this 21st day of August, 2020.

CORVEL CORPORATION (Registrant)

By:	/s/ MICHAEL G. COMBS
Michael G. Combs,
Chief Executive Officer and President

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each of the undersigned officers and directors of CorVel Corporation does hereby constitute and appoint Michael G. Combs and Brandon T. O’Brien, and each of them, or their substitute or substitutes, his or her true and lawful attorneys-in-fact and agents with full power and authority to do any and all acts and things and to execute and file or cause to be filed any and all instruments, documents or exhibits which said attorneys and agents, and any one of them, determine may be necessary or advisable or required to enable said corporation to comply with the Securities Act of 1933, as amended, and any rules or regulations or requirements of the Securities and Exchange Commission in connection with this Registration Statement. Without limiting the generality of the foregoing power and authority, the powers granted include the power and authority to sign the names of the undersigned officers and directors in the capacities indicated below to this Registration Statement, to any and all amendments, both pre-effective and post-effective, and supplements to this Registration Statement, and to any and all instruments, documents or exhibits filed as part of or in conjunction with this Registration Statement or amendments or supplements thereof, with the powers of substitution and revocation, and each of the undersigned hereby ratifies and confirms all that said attorneys and agents, or any one of them, or their substitute or substitutes, shall lawfully do or cause to be done by virtue hereof. This Power of Attorney may be signed in several counterparts.

IN WITNESS WHEREOF, each of the undersigned has executed this Power of Attorney as of the date indicated below.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated below.

Signature	Title	Date

/s/ MICHAEL G. COMBS Michael G. Combs	Chief Executive Officer and President (Principal Executive Officer)	August 21, 2020

/s/ BRANDON T. O’BRIEN Brandon T. O’Brien	Chief Financial Officer (Principal Financial Officer)	August 21, 2020

/s/ JENNIFER L. YOSS Jennifer L. Yoss	Vice President, Accounting (Principal Accounting Officer)	August 21, 2020

/s/ V. GORDON CLEMONS V. Gordon Clemons	Chairman of the Board	August 21, 2020

/s/ ALAN HOOPS Alan Hoops	Director	August 21, 2020

/s/ STEVEN J. HAMERSLAG Steven J. Hamerslag	Director	August 21, 2020

/s/ JUDD JESSUP Judd Jessup	Director	August 21, 2020

/s/ JEAN H. MACINO Jean H. Macino	Director	August 21, 2020

/s/ JEFFREY J. MICHAEL Jeffrey J. Michael	Director	August 21, 2020